EXHIBIT 4.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

iSHARES® GS COMMODITY LIGHT ENERGY INDEXED INVESTING POOL LLC

Dated as of [•], 2006

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TABLE OF CONTENTS

(continued)

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LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of iShares® GS Commodity Light Energy Indexed Investing Pool LLC, a Delaware limited liability company (the “Investing Pool”), is made as of [•], 2006, among iShares® GS Commodity Light Energy Indexed Trust, a Delaware statutory trust, in its capacity as a member (“Member A”), and Barclays Global Investors International, Inc., a Delaware corporation, in its capacity as a member (“Member B” and, together with Member A, the “Members”) and the Manager (as defined below).

WHEREAS, the Investing Pool was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time and any successor to such statute (the “Act”), pursuant to a Certificate of Formation (as it may be amended, modified, supplemented or restated from time to time, the “Certificate”) filed with the Secretary of State of Delaware on [•], 2006.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Members, intending to be legally bound, declare the following to be the limited liability company agreement of the Investing Pool and hereby mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. Except as otherwise specified in this Agreement or unless the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Act” has the meaning specified in the recitals hereto.

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 3.5(d).

“Administrator” means Barclays Global Investors, N.A., a national banking association, or another entity appointed by the Manager to perform administration services for the Investing Pool on behalf of the Manager.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” means this Limited Liability Company Agreement as amended, modified, supplemented and restated from time to time, in accordance with its terms.

“Beneficial Owner” means a person treated as a direct or indirect partner in the Investing Pool for U.S. federal income tax purposes, including for this purpose a person that is treated as owning an interest in Member A if the Investing Pool is notified in a manner satisfactory to the Manager as to the identity of such Beneficial Owner.

“Book-Tax Disparity” means, with respect to any property, as of any date of determination, the difference between the book value of such property (as initially determined under Section 3.10 in the case of contributed property, and as adjusted from time to time in accordance with Section 3.5(d)), and the adjusted basis thereof for U.S. federal income tax purposes, as of such date of determination. A Member’s share of the Investing Pool’s Book-Tax Disparities will be reflected by the difference between such Member’s Capital Account balance, as maintained pursuant to Section 3.5, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

“Business Day” means any day (1) on which none of the following occurs: (a) the Exchange is closed for regular trading, (b) the CME is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“Capital Account” has the meaning specified in Section 3.5(a).

“CERFs” means the Goldman Sachs Non Energy Excess Return futures contracts traded on the CME.

“Certificate” has the meaning specified in the recitals hereto.

“Clearing FCM” means, initially, Goldman, Sachs & Co., or any other futures commission merchant(s) appointed by the Manager as clearing futures commission merchant(s) for the Investing Pool.

“CME” means the Chicago Mercantile Exchange Inc., or its successor.

“Code” means the Internal Revenue Code of 1986, as amended.

“Exchange” means the New York Stock Exchange.

“Futures Commission Merchant” means any futures commission merchant, including the Clearing FCM, that solicits or accepts orders for CERFs on the CME for, and accepts payment from or on behalf of, the Investing Pool.

“Indemnitees” has the meaning specified in Section 9.7.

“Initial Contributions” has the meaning specified in Section 3.3(b).

“Investing Pool” has the meaning specified in the Preamble hereto.

“Investing Pool Administrator” means Investors Bank & Trust Company, a banking corporation organized under the laws of Massachusetts, when acting in its capacity as an administrator of the Investing Pool on behalf of the Administrator.

“Investing Pool Interests” means the limited liability company interests issued by the Investing Pool to the Members.

“Manager” means Barclays Global Investors International, Inc., a Delaware corporation, or any successor thereto, in its capacity as manager of the Investing Pool. The Manager is hereby designated as a “manager” of the Investing Pool within the meaning of § 18- 101(10) of the Act.

“Member A” has the meaning specified in the Preamble hereto.

“Member B” has the meaning specified in the Preamble hereto.

“Members” has the meaning specified in the Preamble hereto, together with any successor members permitted hereunder.

“Net Asset Value” means the aggregate value of (1) the CERFs, Short-Term Securities, cash and other assets of the Investing Pool (calculated on the basis provided in Section 3.12) owned as of the most recent close of trading of the Exchange less (2) the Investing Pool’s accrued expenses and liabilities as of the most recent close of trading of the Exchange.

“Operating Expenses” means the costs of employing the Administrator, the Investing Pool Administrator and the Tax Administrator (or any other Persons to whom the Manager or any authorized delegatee may delegate performance of administrative services for the Investing Pool) and any other expenses of a kind that might be considered ordinary operating expenses of the Investing Pool, but excluding any commissions payable to the Clearing FCM or any other Futures Commission Merchant.

“Percentage Interest” means (a) as to each Member, the portion (expressed as a percentage) of the total outstanding Investing Pool Interests held by such Member, and (b) as to any Beneficial Owner, other than a Member, the product of (i) the Percentage Interest of Member A as determined under clause (a) above multiplied by (ii) a fraction, the numerator of which is the number of such Beneficial Owner’s Shares and the denominator of which is the total number of Shares outstanding as of the date of determination.

“Person” means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Event” means any date on which the Investing Pool redeems all or a portion of a Member’s Investing Pool Interests in exchange for CERFs, Short-Term Securities or cash.

“Shares” has the meaning specified in the Trust Agreement.

“Short-Term Securities” means U.S. Treasury securities or other short-term securities and similar securities, in each case that are eligible as margin deposits under the rules of the CME.

“Substitute Member” has the meaning specified in Section 7.1.

“Tax Administrator” means PricewaterhouseCoopers LLP, a limited liability partnership formed under the laws of the State of Delaware, when acting in its capacity as tax administrator of the Investing Pool on behalf of the Administrator.

“Tax Matters Partner” shall mean the tax matters partner for the Investing Pool as such term is defined in Section 6231(a) (7) of the Code.

“Transaction Documents” means the Distribution Agreement, the Investment Advisory Agreement, the Investing Pool Sub-license Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Trust Agreement” means the Trust Agreement of the iShares® GS Commodity Light Energy Indexed Trust, dated as of [                    ], 2006, as amended from time to time, among Barclays Global Investors International, Inc., as sponsor, the Trustee, and [•], as Delaware trustee.

“Trustee” means Barclays Global Investors, N.A., a national banking association, in its capacity as administrative trustee of iShares® GS Commodity Light Energy Indexed Trust.

“Unrealized Gain” attributable to an Investing Pool property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 3.5(d)) as of such date of determination over the adjusted basis of such property as of such date of determination.

“Unrealized Loss” attributable to an Investing Pool property means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair market value of such property (as determined for purposes of Section 3.5(d)) as of such date of determination.

Section 1.2 Rules of Construction. Unless the context may otherwise require:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as then in effect in the United States;

(iii) “or” is not exclusive;

(iv) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(v) “including” means including without limitation; and

(vi) words in the singular include the plural, and words in the plural include the singular.

ARTICLE II

GENERAL

Section 2.1 Name. The name of the Investing Pool is “iShares® GS Commodity Light Energy Indexed Investing Pool LLC”.

Section 2.2 Organization; Certificate. Pursuant to the Act, the Investing Pool was formed on [•], 2006. The parties hereby ratify the execution, delivery and filing of the Certificate with the Secretary of State of Delaware by Barclays Global Investors, International, as an “authorized person” within the meaning of the Act. Upon the execution hereof, Barclays Global Investors, International’s powers as an “authorized person” ceased, and the Manager became a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the Act. The affairs of the Investing Pool shall be governed by this Agreement and the laws of the State of Delaware. The Manager, as an “authorized person,” shall immediately, and from time to time hereafter as may be required by applicable law, execute any required amendments to the Certificate and do all filings, recordings and other acts as may be appropriate to comply with the operation of the Investing Pool under the Act.

Section 2.3 Location of Principal Place of Business. The location of the principal place of business of the Investing Pool is 45 Fremont Street, San Francisco, CA 94105 or such other location within or without the State of Delaware as may be determined by the Manager. In addition, the Investing Pool may maintain such other offices as the Manager may deem to be advisable at any other place or places within or without the State of Delaware.

Section 2.4 Registered Office. The address of the registered office of the Investing Pool in the State of Delaware is at [Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808], or at such other place as the Manager may determine from time to time.

Section 2.5 Registered Agent. The registered agent for the Investing Pool is [The Corporation Trust Company, located at Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808], or such other registered agent as the Manager may designate from time to time.

Section 2.6 Term. The term of the Investing Pool commenced upon the date the Certificate was filed in the office of the Secretary of State of Delaware and shall continue until the Investing Pool is dissolved in accordance with the provisions of Section 8.2.

Section 2.7 Purpose. The Investing Pool is organized and formed solely for the purpose of, (a) directly or indirectly buying, selling or otherwise acquiring, holding or owning and disposing of CERFs, Short-Term Securities and cash as an investor therein (and not as a trader or dealer therein) with a view to tracking the Goldman Sachs Non Energy Total Return Index over time and (b) conducting any other business or duties authorized by this Agreement, as well as any activities incidental or necessary to carry out the foregoing purpose and the duties set forth in this Agreement.

Section 2.8 Powers. In furtherance of its purpose, but subject to all of the provisions of this Agreement, the Investing Pool shall have the power and is hereby authorized to do anything and engage in any activity related to its purpose, business or activities as may be necessary, convenient or incidental to the conduct of its business or activities, and shall have and may exercise all of the powers, rights and privileges conferred upon limited liability companies formed pursuant to the Act or by any other law of the State of Delaware or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and rights are necessary, suitable or convenient to the conduct, promotion or attainment of the business purposes or activities of the Investing Pool; provided, that the Investing Pool shall not incur any indebtedness.

Section 2.9 Property of the Investing Pool. All business of the Investing Pool shall be conducted in the name of the Investing Pool. The Investing Pool shall hold title to all of its property in the name of the Investing Pool.

ARTICLE III

CAPITAL CONTRIBUTIONS, INVESTING POOL

INTERESTS AND DISTRIBUTIONS

Section 3.1 Investing Pool Interests. (a) The Members shall own all of the Investing Pool Interests. Investing Pool Interests may not be issued to or redeemed by any Person other than a Member.

(b) The Members acknowledge and agree that their Investing Pool Interests shall be adjusted, from time to time, to reflect (i) additional capital contributions of CERFs, Short-Term Securities or cash, (ii) transfers by Members of their Investing Pool Interests in accordance with Section 7.1, (iii) Redemption Events (iv) such other events as otherwise may give rise to a change in a Member’s ownership of Investing Pool Interests under this Agreement, and (v) distributions made to the Manager pursuant to Section 5.8.

(c) The ownership of Investing Pool Interests shall be recorded and reflected on the books of the Investing Pool. Initially, Investing Pool Interests shall not be evidenced by any certificate or other written instrument, but shall be evidenced only by this Agreement. In the event that the Manager decides to issue certificates evidencing the ownership of Investing Pool Interests, such certificates shall be in the form determined by the Manager.

Section 3.2 Form of Contributions. The Members may make contributions of capital to the Investing Pool only in the form of CERFs, Short-Term Securities and/or cash, in each case as determined by the Manager in its discretion.

Section 3.3 Initial Contributions. Annex A hereto sets forth the respective contributions to the Investing Pool, as of the date hereof, by each Member (the “Initial Contributions”).

Section 3.4 Additional Contributions. The Members may make additional capital contributions of CERFs, Short-Term Securities and/or cash to the Investing Pool from time to time in accordance with the terms of this Agreement.

Section 3.5 Capital Accounts.

(a) The Investing Pool shall establish and maintain a separate account (the “Capital Account”) for each Member’s Investing Pool Interests in accordance with the following provisions:

(i) Initial Capital Account. The initial balance of the Capital Account of each Member shall be such Member’s Initial Contribution.

(ii) Adjustments to Capital Accounts.

(A) Each Member’s Capital Account shall be increased by the amount of additional cash and the value (as determined under Section 3.12) of any CERFs or Short-Term Securities contributed to the Investing Pool by such Member, and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 3.5(b) and allocated to such Member pursuant to Section 3.6.

(B) Each Member’s Capital Account shall be decreased by the amount of cash and the value (as determined under Section 3.12) of any CERFs or Short-Term Securities distributed to such Member pursuant to any provision of this Agreement, and by any expenses, deductions or losses computed in accordance with Section 3.5(b) and allocated to such Member pursuant to Section 3.6.

(iii) Contributions; Distributions; Redemption Events.

(A) Each Member agrees that it will contribute property to the Investing Pool only if such property has, to the best of that Member’s knowledge after reasonable inquiry, a basis for tax purposes equal to the fair market value of such property, and acknowledges that the Investing Pool will rely upon such fair market value basis for purposes of determining and allocating items of income, gain, loss, deduction, basis and other tax items. For this purpose, Section 3.12 shall apply to determine fair market value.

(B) In determining which CERFs and Short-Term Securities, if any, are to be distributed to a Member or sold or closed out in connection with a Redemption Event pursuant to the provisions of this Agreement, the Manager shall adopt a standard procedure for selecting such CERFs or Short-Term Securities that is applied consistently to all Redemption Events. Unless the Manager determines that another lot selection method more accurately allocates taxable gain and loss to Members in a manner that corresponds to their economic gain and loss, the procedure shall be “first in, first out,” “last in, last out,” or a combination thereof.

(b) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Member’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Investing Pool to promote the sale of (or to sell) an Investing Pool Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Investing Pool’s property, as adjusted pursuant to Section 3.5(d).

(c) In the event any Member’s Investing Pool Interests are transferred in accordance with the terms of this Agreement or the Trust Agreement, the transferee shall succeed to the Capital Account of such Member to the extent such Capital Account relates to the transferred Investing Pool Interests.

(d) Consistent with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Investing Pool Interests or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Members may, immediately prior to such issuance or redemption, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Investing Pool property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property immediately prior to such issuance or redemption and had been allocated to the Members at such time pursuant to Section 3.6. Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of each Investing Pool property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 3.5(d) to take into account any prior Capital Account adjustment under this Section.

Section 3.6 Allocations for Capital Account Purposes.

(a) For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, except as otherwise provided in this Section 3.6, each item of income, gain, loss, expense and deduction (computed in accordance with Section 3.5(b)) shall be allocated to the Members in accordance with their respective Percentage Interests.

(b) Member B shall be treated as receiving a guaranteed payment equal to an amount corresponding to the allocation described in Section 5.8 hereof.

(c) Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

(d) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6), items of Investing Pool income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Member’s Capital Account balance by the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 3.6(d) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b) (2)(ii)(d).

Section 3.7 Allocations for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 3.7, each item of income, gain, loss, deduction and credit of the Investing Pool shall be allocated among the Members in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

(c) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Member in an amount and manner consistent with the allocations of income and gain pursuant to Section 3.6(d).

(d) The provisions of this Article III and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Manager shall be authorized to make appropriate amendments to the allocations of items pursuant to this Article III if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

Section 3.8 Tax Conventions.

(a) For purposes of Sections 3.5, 3.6 and 3.7, the Manager shall cause the Investing Pool to adopt such conventions as may be necessary or appropriate in the Manager’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder, or to allocate items of the Investing Pool’s income, gain, loss, expenses, deductions and credits in a manner that reflects Members’ Investing Pool Interests. The Manager may revise, alter or otherwise modify such conventions in accordance with the standard established in the prior sentence.

(b) Unless the Manager determines that another convention is necessary or appropriate in the Manager’s reasonable discretion in order to comply with applicable law, or to allocate items of the Investing Pool’s income, gain, loss, expenses, deductions and credits in a manner that more accurately reflects Members’ Investing Pool Interests, the Investing Pool shall use the monthly convention described in this Section 3.8(b).

(i) All issuances, redemptions and transfers of Investing Pool Interests or beneficial interests therein shall be deemed to take place at a price equal to the value of such Investing Pool Interest or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of an Investing Pool Interest or beneficial interest therein is lowest (such price, the “single monthly price”). Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 3.5(d), the fair market value of all Investing Pool property immediately prior to the issuance, redemption or transfer of Investing Pool Interests shall be deemed to be equal to the lowest value of such property (as determined under Section 3.12) during the month in which such Investing Pool Interests are issued or redeemed. In the event that the Investing Pool makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All contributed property shall be deemed to be contributed at a price equal to the weighted average value of such property (as determined under Section 3.12) during the month in which such property is contributed. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sales price of the property, respectively.

(iii) Each item of Investing Pool income, gain, expense, loss, deduction and credit attributable to a transferred Investing Pool Interest shall, for U.S. federal income tax purposes, be determined on a monthly basis and shall be allocated to the Members who own Investing Pool Interests as of the close of the last day of the month preceding the month in which the transfer occurs, provided that, for the initial period beginning on the date hereof and ending on the last day of the month following the month in which this agreement becomes effective, such items shall be allocated to the Members who own the Investing Pool Interests as of the close of the last day of the month in which such items arose; and provided further that, unless the Manager determines that another method is necessary or appropriate in the Manager’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Investing Pool (or, in the Manager’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Members in a manner that corresponds to their economic gain and loss) shall be allocated to the Members who own Investing Pool Interests as of the close of the day in which such gain or loss is recognized for federal income tax purposes.

(iv) All such allocations are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations Section 1.706-1(c)(2)(ii) and to take into account a Member or Beneficial Owner’s varying Investing Pool Interests during the taxable year of any issuance, redemption or transfer of Investing Pool Interests or beneficial interests therein. Any person who is the transferee of an Investing Pool Interest shall be deemed to consent to the methods of determination and allocation set forth in this Section 3.8 as a condition of receiving such Investing Pool Interest.

Section 3.9 Tax Allocations With Respect to Beneficial Owners. To the extent any Beneficial Owner is treated as the direct owner of an Investing Pool Interest for U.S. federal income tax purposes, Sections 3.5, 3.6, 3.7 and 3.8 shall apply to such Beneficial Owner, as appropriate, as if it were a Member. In addition, in order properly to allocate income, gain, loss, expense, deductions and credits to Beneficial Owners pursuant to the Trust Agreement, the Investing Pool shall for purposes of those Sections treat references to a Member as including references to Beneficial Owners. Accordingly, the Investing Pool shall maintain capital accounts for each Beneficial Owner, and shall allocate income, gain, loss, expense, deductions and credits with respect to each Beneficial Owner, as if such Beneficial Owner held directly its indirect Investing Pool Interests, in an amount equal to its Percentage Interest. By acquiring a beneficial ownership interest in an Investing Pool Interest, a Beneficial Owner shall be deemed to consent to such treatment as a condition of receiving such beneficial ownership interest.

Section 3.10 Investing Pool Interests as Personal Property. Each Member hereby agrees that its Investing Pool Interests shall for all purposes be personal property. The Investing Pool shall be the sole owner of the property and rights conveyed to it. No Member has any interest in specific Investing Pool property, including property conveyed to the Investing Pool by a Member.

Section 3.11 Interest on Capital Contributions. No Member shall be entitled to any interest on its capital contribution.

Section 3.12 Valuation. (a) The value, on any day, of CERFs, Short-Term Securities and any other property, other than cash, under this Agreement shall be determined as of the close of trading on the Exchange on that day as follows:

(i) The Manager (or the Investing Pool Administrator on behalf of the Manager) will value CERFs on the basis of that day’s announced CME settlement price for the CERF. If there is no announced CME settlement price for the CERF on that day, the Manager (or the Investing Pool Administrator on behalf of the Manager) will use the most recently announced CME settlement price unless the Manager (or the Investing Pool Administrator on behalf of the Manager) determines that that price is inappropriate as a basis for the valuation of CERFs.

(ii) The Manager (or the Investing Pool Administrator on behalf of the Manager) will value all other property not referred to in clause (i) at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Manager (or the Investing Pool Administrator on behalf of the Manager), if the current market value cannot be determined

(b) The Manager (or the Investing Pool Administrator on behalf of the Manager) may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service (including a pricing service that is an Affiliate of the Manager). If the Manager (or the Investing Pool Administrator on behalf of the Manager) determines that the procedures in this Section 3.12 are an inappropriate basis for the valuation of the Investing Pool’s assets, it shall determine an alternative basis to be employed. None of the Manager or the Investing Pool Administrator shall be liable to any Person for any determination as to the alternative basis for evaluation; provided that such determination is made in good faith.

Section 3.13 Limitation on Distributions. (a) Members shall be entitled to receive distributions from the Investing Pool (i) upon the occurrence of a Redemption Event, in which case the distribution will be in the form of CERFs, Short-Term Securities and/or cash as determined by the Manager, or (ii) upon dissolution, liquidation or termination pursuant to Article VIII, in which case the distribution shall be in the form directed by the Manager in accordance with the terms of this Agreement; provided that, in the case of a Redemption Event, the amount of the distribution shall be determined by the Manager under Section 3.12.

(b) The Manager may, but shall not be obligated to, direct the Investing Pool to distribute to Member A cash held by the Investing Pool that is not required to be held by the Investing Pool in connection with its business.

(c) Notwithstanding any provision to the contrary contained in this Agreement, the Investing Pool, and the Manager on behalf of the Investing Pool, shall not be required to make a distribution to a Member on account of its Investing Pool Interests if such distribution would violate the Act or any other applicable law. A determination that a distribution is not prohibited under this Section 3.13 or the Act shall be made by the Manager and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Members, a Member shall be entitled only to the distributions expressly provided for in this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Investing Pool despite the fact that the percentage of the asset distributed to such member exceeds the percentage of that asset which is equal to the percentage in which such member shares in distributions from the Investing Pool.

ARTICLE IV

MEMBERS

Section 4.1 Powers of Members. Notwithstanding anything herein to the contrary, the Members have all of the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. The Members, in their capacity as members of the Investing Pool, are not agents of the Investing Pool and do not have any right, power or authority to transact any business in the name of the Investing Pool or to act for or on behalf of or to bind the Investing Pool. No annual or special meetings of the Members are required.

Section 4.2 Resignation. A Member may resign from the Investing Pool prior to the dissolution and winding up of the Investing Pool only upon the transfer of its Investing Pool Interest in accordance with Section 7.1. Notwithstanding Section 18-604 of the Act, a resigning

Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Investing Pool Interests except as otherwise expressly provided for in this Agreement.

Section 4.3 Liability of Members. (a) Except as otherwise required by the Act, the debts, obligations and liabilities of the Investing Pool, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Investing Pool, and no Member shall be obligated personally for any such debt, obligation or liability solely by reason of being a member of the Investing Pool. Except as expressly required herein or by applicable law, a Member, in its capacity as such, shall have no liability in excess of (a) the value of its Investing Pool Interests or (b) the amount of any distributions wrongfully distributed to it.

(b) The Manager, the officers, any agents (including the Tax Administrator) and any delegatee of the Investing Pool shall not be liable for any claim relating to taxes (including interest, penalties, assessments or additions to tax, or damages related thereto) that may be imposed on the Investing Pool, the Members or Beneficial Owners with respect to income, gain, loss, expense, deduction, credit or other tax items relating to an investment in the Investing Pool or the activities of the Investment Pool, so long as such persons have acted in good faith and in a manner believed to be in the best interests of the Members and Beneficial Owners. The provisions of this Section 4.3(b) shall be in addition to, and shall not limit, the provisions of Sections 9.6 and 9.7.

ARTICLE V

MANAGEMENT

Section 5.1 Manager. Except as otherwise specifically provided by applicable law or in this Agreement, the business and affairs of the Investing Pool shall be managed solely by the Manager (or by any officers and agents of the Investing Pool to whom the Manager delegates its authority, or by such officers, agents and third parties acting at the direction of the Manager). The Manager shall have full and complete authority, power and discretion, acting alone and without the consent or approval of the Members, to make any and all decisions and to do any and all things that the Manager reasonably deems to be within its authority set forth in Section 5.2.

Section 5.2 Authority of the Manager. (a) Except as otherwise provided in this Agreement, the Manager shall have the power on behalf and in the name of the Investing Pool to carry out any and all of the objects and purposes of the Investing Pool and to perform such acts and enter into and perform such contracts and other undertakings on behalf of the Investing Pool that the Manager may deem to be necessary, advisable or incidental thereto. Except for those specific matters identified in this Agreement, the Manager, acting alone and without the consent or approval of the Members, is fully authorized to approve and consent to any matter, and to execute, deliver and perform any document on behalf of the Investing Pool, within the purposes of the Investing Pool, including, without limitation, the Transaction Documents. The Manager shall have the authority to appoint officers and agents of the Investing Pool and to delegate its authority to such officers and agents, including, without limitation, to the Administrator (who, in turn, has employed the Investing Pool Administrator to maintain various records on behalf of the Investing Pool and the Tax Administrator to perform various tax services on behalf of the

Investing Pool). The Manager shall have the authority to engage third parties to act at its direction on behalf of the Investing Pool. The Manager shall act as the Tax Matters Partner and exercise any authority permitted the Tax Matters Partner under the Code and Treasury Regulations, and take whatever steps the Manager, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms and documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations.

(b) The Manager shall devote so much of its time to the affairs of the Investing Pool and the conduct of the Investing Pool’s business as it, in its sole judgment, reasonably determines to be required. The Manager is not obligated to do or perform any act or thing in connection with the business of the Investing Pool not expressly set forth herein.

Section 5.3 Officers and Agents of the Investing Pool. Any officer or agent appointed by the Manager pursuant to Section 5.2 shall have such authority as is delegated to such officer or agent by the Manager. Any such officer or agent shall be authorized to act (and entitled to rely) on the instructions of the Manager and shall have signature authority on behalf of the Investing Pool to the extent granted by the Manager so that agreements and documents executed by such officer or agent within its authority shall be binding on the Investing Pool. Any officer or agent appointed by the Manager may be an employee of a Member or the Manager or any Affiliate of a Member or the Manager.

Section 5.4 Officers: Term of Office; Resignation; Removal. Except as otherwise determined by the Manager, each officer shall hold office until his or her successor is duly appointed or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Manager. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation is necessary to make it effective. The Manager may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with respect to the Investing Pool, but the appointment of any officer shall not in and of itself create any contractual rights. Any vacancy occurring in any office of the Investing Pool by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Manager at any time.

Section 5.5 Reliance by Third Parties. Persons dealing with the Investing Pool are entitled to rely conclusively upon the power and authority of any duly appointed and acting officers or agents acting on behalf of the Investing Pool. In dealing with any officer or agent duly appointed and acting as set forth in this Agreement, no Person shall be required to inquire into the authority of any such officer or agent to bind the Investing Pool.

Section 5.6 Appointment of a Futures Commission Merchant and Clearing FCM. The Manager shall appoint one or more Futures Commission Merchants to act on its behalf to hold, establish or dispose of long positions in CERFs. The Manager shall also appoint one or more clearing futures commission merchants to act as a Clearing FCM for the Investing Pool.

Section 5.7 Appointment of a Commodity Trading Adviser. The Manager shall appoint a commodity trading adviser to act on behalf of the Investing Pool consistent with the purposes set forth herein.

Section 5.8 Manager Allocation; Assumption of Operating Expenses. The Manager hereby agrees that it is obligated to pay (and the Investing Pool is not obligated to pay) all Operating Expenses. In return for agreeing to pay the Operating Expenses, the Manager will receive an allocation from the Investing Pool that will accrue daily at an annualized rate equal to 0.75% of the Net Asset Value and that will be payable by the Investing Pool monthly in arrears.

Section 5.9 Determination of Net Asset Value. On each Business Day on which the Exchange is open for regular trading, as soon as practicable after the close of regular trading of the shares of Member A on the Exchange, the Manager will determine the Net Asset Value and, immediately after making such determination, notify Member A thereof.

ARTICLE VI

TAX MATTERS

Section 6.1 Tax Information. (a) The Manager, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of the Investing Pool for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The Manager shall deliver or cause to be delivered to each Member a Form K-1 and such other information, if any, with respect to the Investing Pool as may be necessary for the preparation of the federal income tax or information returns of such Member and of any Beneficial Owner that directly or indirectly owns an interest in such Member, including a statement showing each Member’s or Beneficial Owner’s share of income, gain, loss, expense, deductions and credits for such fiscal year for federal income tax purposes as soon as practicable following each fiscal year but generally not later than March 15. Each Member agrees that it shall not, except as required by applicable law, (i) treat, on its own income or information tax returns or any information returns that it provides to any Beneficial Owner, or to any broker or nominee through which the Beneficial Owner owns its Investing Pool Interest, any item of income, gain, loss, deduction, credit, basis or any other tax item relating to its Investing Pool Interests in a manner inconsistent with the treatment of such items by the Investing Pool as reflected on the Form K-1 or other information statement furnished to such Member pursuant to this Section 6.1, or (ii) file any claim for a refund relating to any such item based on, or which would result in, such inconsistent treatment.

(b) Each Member shall, upon request, furnish the Manager with its name and address and such other information as may be reasonably requested by the Investing Pool or its agent for purposes of complying with the Investing Pool’s tax reporting obligations with respect to the Member’s Investing Pool Interests. Each Member agrees that any broker or other nominee through which it holds an Investing Pool Interest is permitted to furnish such information to the Investing Pool, including information that would be required by Treasury Regulations Section 1.6031(c)-1T and any successor thereto if that Section applied to the holding of such interests and directs such broker or nominee to provide any such information held by the broker or nominee to the Investing Pool. The Member agrees to provide such information to any broker or nominee through which it holds an Investing Pool Interest upon request.

Section 6.2 Taxation as a Partnership and Tax Elections. Except as provided herein, the Manager may, in its sole discretion, cause the Investing Pool to make, or refrain from making, any income or other tax elections that the Manager reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code. The Manager intends to make the election under Section 754 of the Code. The Members recognize and intend that the Investing Pool will be classified as a partnership for U.S. income tax purposes, and will not cause the Investing Pool to make an election to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3, or any successor provision, or a similar election under any analogous provision for purposes of state or local law. To the extent necessary, the Investing Pool or the Members (as appropriate) will make any election necessary to obtain treatment consistent with the foregoing.

Section 6.3 Adjustments Pursuant to Section 754 Election. If the Investing Pool makes an election pursuant to Section 754 of the Code, the Members agree that the basis of Investing Pool Interests and property of the Investing Pool shall be determined taking into account the provisions of Sections 734(b) and 743(b) of the Code, and except as required by applicable law the Members shall report the basis of its Investing Pool Interest or any property of the Investing Pool distributed to the Member in a Redemption Event as equal to the basis reported by the Investing Pool or its agents to such Members. The Members acknowledge that, to the extent any Member is subject to the mark-to-market rules of Section 475 of the Code, the basis of Investing Pool Interests and of any property of the Investing Pool, including property distributed to a Member in a Redemption Event, shall be determined, including for purposes of Sections 734(b) and 743(b) of the Code, by treating such mark-to-market as having no effect on such basis.

Section 6.4 Notice of Redemptions. Each Member acknowledges that the Investing Pool may report gain or loss and other tax items, including the allocation of basis and adjustments to basis, in reliance upon the assumption that any redemption of a Member’s Investing Pool Interest is a distribution other than in liquidation of the Member’s Investing Pool Interest (a “partial redemption”), unless it notifies the Investing Pool or its agent prior to the receipt of CERFS and cash or Short-Term Securities that such distribution is in liquidation of the Member’s Investing Pool Interest (a “complete redemption”). The Member agrees to notify the Investing Pool or its agent within 5 Business Days of the receipt of CERFS and cash or Short-Term Securities of (i) any gain or loss arising from a redemption of an Investing Pool Interest by the Member in exchange for such property, and (ii) any difference between the tax basis of such property on the books of the Investing Pool immediately prior to the redemption, as such amount is reported to the Member, and the basis of the distributed property to the Member (such gain or loss or basis difference, “Section 734(b) items”), in a manner sufficient for the Investing Pool to adjust the basis of undistributed property held by the Investing Pool under Section 734(b) of the Code if the Investing Pool makes an election pursuant to Section 754 of the Code. Each Member agrees to determine its basis for tax purposes in any property it receives from the Investing Pool in consideration for a redemption of Shares by reference to the tax basis of such property on the books of the Investing Pool immediately prior to the redemption, as such amount is reported to the Member by the Investing Pool, subject to adjustment as required under Section 732 or other applicable law.

Section 6.5 Withholding Taxes. The Investing Pool shall comply with all applicable withholding and backup withholding tax requirements. The Investing Pool shall request, and each Member shall provide to the Investing Pool, such forms or other documentation as are necessary to establish an exemption from or reduction in withholding tax and backup withholding with respect to each Member, and any representations, forms and documents as shall reasonably be requested by the Investing Pool to assist it in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Investing Pool shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Member, shall remit amounts withheld with respect to the Member to the applicable tax authorities. To the extent that the Manager reasonably believes that the Investing Pool is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any Member, and the Investing Pool does withhold such amounts, the amounts withheld shall be treated as a distribution of cash to the Member in the amount of the withholding and shall thereby reduce the amount of cash or other property otherwise distributable to such Member. If an amount required to be withheld was not withheld, the Investing Pool may reduce subsequent distributions by the amount of such required withholding. The consent of the Members shall not be required for any such withholding. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction.

Section 6.6 Each Member waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Member provides, or has provided, to any broker or nominee through which it owns an Investing Pool Interest, to the extent such representations, forms, documents or information may reasonably be requested by the Investing Pool to assist it in determining the extent of, or fulfilling (i) its tax reporting obligations pursuant to Section 6.1(b) of this Agreement or (ii) its withholding and backup withholding tax obligations pursuant to Section 6.5 of this Agreement with respect to such Member’s Investing Pool Interest. Furthermore, the parties hereto acknowledge and agree that any broker or nominee through which a Member owns an Investing Pool Interest shall be a third party beneficiary to this Agreement for the purposes set forth in Section 6.1(b), Section 6.5 and this Section 6.6 of this Agreement.

Section 6.7 Compliance by Beneficial Owners. To the extent any Beneficial Owner is treated as the direct owner of an Investing Pool Interest for U.S. federal income tax purposes, such Beneficial Owner shall comply with the provisions of this Article VI as if it were a Member. In addition, by acquiring a beneficial ownership interest in an Investing Pool Interest, a Beneficial Owner shall be deemed to consent as a condition of receiving such beneficial ownership interest to comply with the provisions of Section 6.1(b), Section 6.5 and Section 6.6 of this Agreement.

ARTICLE VII

TRANSFERS OF INVESTING POOL INTERESTS

Section 7.1 Transfers of Investing Pool Interests. No Member may offer, sell, contract to sell, pledge, assign or otherwise transfer, directly or indirectly, any of its Investing Pool Interests without the prior written consent of the other Member; provided, however, Member B may sell, assign or otherwise transfer any of its Investing Pool Interests without the prior written consent of Member A to any non-natural Person that is an Affiliate of Barclays Global Investors International, Inc. (a “Substitute Member”). Any attempted transfer in violation of this Section 7.1 shall be deemed to be, to the fullest extent permitted by law, null and void and shall not be recognized by the Investing Pool. No transfer of Investing Pool Interests in accordance with the terms of this Agreement shall be deemed to be effective until recorded upon the books and records of the Investing Pool.

ARTICLE VIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 8.1 No Dissolution. The Investing Pool shall not be dissolved by the admission of Members. The death, insanity, retirement, resignation, expulsion or dissolution of any Member, or the occurrence of any other event that terminates the continued membership of a Member in the Investing Pool, shall not in and of itself cause the Investing Pool to be dissolved or its affairs to be wound up. Upon the occurrence of any such event, to the fullest extent permitted by law, the business of the Investing Pool shall be continued without dissolution. The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of a Member shall not cause such Member to cease to be a member of the Investing Pool, and upon the occurrence of such an event, the Investing Pool shall continue without dissolution.

Section 8.2 Events Causing Dissolution. The Investing Pool shall be dissolved and its affairs shall be wound up upon the first to occur of the following: (a) the entry of a decree of judicial dissolution under Section 18-802 of the Act, (b) at any time the Manager determines that dissolving the Investing Pool is desirable, or (c) the termination of the legal existence of the last remaining member of the Investing Pool or the occurrence of any other event that terminates the continued membership of the last remaining member of the Investing Pool in the Investing Pool unless the Investing Pool is continued without dissolution in a manner permitted by the Act.

Section 8.3 Notice of Dissolution. Upon the dissolution of the Investing Pool, the Manager shall promptly notify the Members of such dissolution.

Section 8.4 Liquidation. Upon dissolution of the Investing Pool, the Manager, as liquidating trustee, shall immediately commence to wind up the Investing Pool’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Investing Pool and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon liquidation.

Section 8.5 Termination. Upon the completion of the winding up, liquidation and distribution of the assets of the Investing Pool, the Manager shall or shall cause a certificate of cancellation to the Certificate to be filed in accordance with the Act. The existence of the Investing Pool as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Binding Effect; Entire Agreement. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement is binding upon and inures to the benefit of the Members and their respective personal representatives, successors and permitted assigns. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

Section 9.2 Amendments. This Agreement may not be amended, supplemented or repealed other than as agreed to in writing by the Members.

Section 9.3 Governing Law; Severability. This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Act. If, nevertheless, a court of competent jurisdiction determines that any provisions or wording of this Agreement is invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event that such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any provision relating to distributions is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

Section 9.4 Consent to Jurisdiction. The Members hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement, and (ii) to the fullest extent permitted by law, consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party, to the fullest extent permitted by applicable law, waives any right it may otherwise have to (a) seek punitive or consequential damages, or (b) request a trial by jury.

Section 9.5 Relationship Between this Agreement and the Act. Regardless of whether any provision of this Agreement specifically refers to particular Default Rules, (a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly. For purposes of this Section 9.5, “Default Rule” means a rule stated in the Act that may be negated or modified by law and that applies except to the extent it is negated or modified through the provisions of a limited liability company’s operating agreement.

Section 9.6 Exculpation. To the fullest extent permitted by applicable law, no Member (including a Member acting as a Manager) or any of its agents or officers shall have personal liability to the Investing Pool or any other Member for monetary damages for breach of fiduciary duty (if any) or any act or omission performed or omitted by any such person in good faith on behalf of the Investing Pool, except for such person’s gross negligence or willful misconduct. Except to the extent provided for in this Section 9.6 or as required by the Act, the Members shall not be liable under a judgment, decree, or order of a court, or in any other manner, for any debt, obligation, or liability of the Investing Pool.

Section 9.7 Indemnification. To the fullest extent permitted by applicable law, each Member, the Manager, the officers, any agents and any delegatee of the Investing Pool (collectively, “Indemnitees”) are entitled to indemnification from the Investing Pool for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by such Indemnitee by reason of any act or omission performed or omitted by such Indemnitee on behalf of the Investing Pool; provided, however, that there is no obligation to pay any Indemnitee for amounts incurred as a result of and attributable to such person’s gross negligence, bad faith or willful misconduct; and provided, further that any indemnity under this Section 9.7 shall be provided out of and only to the extent of the Investing Pool’s assets, and no Member shall have any personal liability on account thereof. The right to indemnification provided under this Section 9.7 shall continue as to any person who has ceased to be an officer, agent or delegate of the Investing Pool and shall inure to the benefit of the heirs, executors and administrators of such person. The right to indemnification under this Section 9.7 is a contract right. The Investing Pool may purchase and maintain insurance to protect any officer, agent or delegatee of the Investing Pool against liability asserted against him or her, or incurred by him or her, arising out of his or her status as such, to the fullest extent permitted by applicable law.

Section 9.8 Notices. (a) All notices given under this Agreement must be in writing.

(b) Any notice to be given to the Investing Pool or to the Manager shall be deemed to have been duly given (i) when it is actually delivered by a messenger or a recognized courier service, (ii) five (5) days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address or facsimile number set forth below:

To the Investing Pool:

iShares® GS Commodity Light Energy Indexed Investing Pool LLC

45 Fremont Street

San Francisco, CA 94105

Attention: [                    ]

Facsimile:  [                    ]

To the Manager:

Barclays Global Investors International, Inc.

45 Fremont Street

San Francisco, CA 94105

Attention: [                    ]

Facsimile:  [                    ]

(c) If given to any Member, at its address or facsimile number set forth in the books and records of the Investing Pool. Any notice to be given to a Member shall be deemed to have been duly given (i) when it is actually delivered by a messenger or a recognized courier service, (ii) five (5) days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission.

Section 9.9 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

Section 9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of such counterparts constitute one and the same agreement.

Section 9.11 Books and Records. The Investing Pool shall maintain as part of its books and records Annex A hereto listing the names of the Members, their respective capital contributions and their ownership of Investing Pool Interests. Such Annex A, as amended from time to time in accordance with this Agreement, is conclusive as to the identity of the Members and their ownership of Investing Pool Interests.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first set forth above.

iSHARES® GS COMMODITY LIGHT ENERGY INDEXED TRUST

By:
Name:
Title:

BARCLAYS GLOBAL INVESTORS INTERNATIONAL, INC.

By:
Name:
Title:

ANNEX A

INITIAL CAPITAL CONTRIBUTIONS

A-1